EXHIBIT 19.1

                   Fleetwood Credit Receivables Corp.
                  FLEETWOOD CREDIT 1997-B GRANTOR TRUST

                         Servicer's Certificate
                     For the Month of December, 1997



Principal and Interest Collections

  Beginning Pool Balance                                (1) $
330,585,281.02

  Beginning Pool Factor [(1)/$ 350,000,000.00]          (2)
  0.9445294

  Principal Collected                                   (3) $
5,111,300.35

  Interest Collected                                    (4) $
2,728,164.99

   Less: Accrued Interest Prior to Cut Off Date         (5)
1,675,504.23

   Less: Additional Purchased Accrued Interest          (5a)
       0.00

   Plus:  Purchased Accrued Interest -
           End of Collection Period                     (6)
1,636,674.98

  Net decrease/(increase) in Purchased
  Accrued Interest [(5)+(5a)-(6)]                       (7) $
  38,829.25

   Plus: "Non-Reimbursable Interest Payment"            (8)
  16,289.19

            Total Interest Received
            [(4)-(5)-(5a)+(6)+(8)]                      (9) $
2,705,624.93

  Additional Deposits
      (i)   Repurchase Amounts                         (10)
       0.00
      (ii)  Liquidation Proceeds                       (11)
 105,264.63
      (iii) Yield Supplement Deposit Amount            (12)
       0.00

  Total Additional Deposits  [(10)+(11)+(12)]          (13) $
 105,264.63

  Total Available Funds [(3)+(9)+(13)]                 (14) $
7,922,189.91

  Defaulted Receivable Principal Balance [(A1)]        (15) $
 153,059.43

  Ending Pool Balance [(1)-(3)-(15)]                   (16) $
325,320,921.24

  Ending Pool Factor [(16)/$ 350,000,000.00]           (17)
  0.9294883
/TABLE

                        Fleetwood Credit Receivables Corp.
                       FLEETWOOD CREDIT 1997-B GRANTOR TRUST

                             Servicer's Certificate
                          For the Month of December, 1997

 Distributions:
                                             Class A       Class
B                Total
Class Percentage                               96.5%
3.5%                 100%
Pool Factor (Ending Pool Balance)          0.9294883
0.9294883            0.9294883
Class Coupon                                   6.40%
6.65%

December Beginning Pool Balance [(1)]    $319,014,796.18
$11,570,484.84   $330,585,281.02

December Ending Pool Balance [(16)]      $313,934,689.00
$11,386,232.24   $325,320,921.24

Collected Principal [(3)]                  $4,932,404.84
$178,895.51     $5,111,300.35

Collected Interest [(9)]                   $2,610,928.06
$94,696.87     $2,705,624.93

Other Collected Interest  [(9a)]                   $0.00
$0.00             $0.00

Additional Deposits [(10)+(11)]              $101,580.37
$3,684.26        $105,264.63

Servicing Fee [(1.0%/12)x(1)]               ($265,845.66)
($9,642.07)     ($275,487.73)
Total Available Funds                       $7,379,067.61
$267,634.57    $7,646,702.18


Payments to Certificateholders:

Principal Distributable Amount[(1)-(16)]    $5,080,107.18
$184,252.60    $5,264,359.78

Interest Distributable Amount               $1,701,412.25
$64,119.77    $1,765,532.02
     [(1)x(coupon/12)]
  Total Payments to Certificateholders      $6,781,519.43
$248,372.37    $7,029,891.80

Reserve Fund payment                                $0.00
$0.00            $0.00

Amount due Class B but paid to
  Class A (subordination)                           $0.00

Class A Interest Carryover Shortfall                $0.00

Class A Principal Carryover Shortfall               $0.00

Class B Interest Carryover Shortfall
$0.00

Class B Principal Carryover Shortfall
$0.00

Amounts Remaining in the Certificate
   Account to be paid to the Seller           $597,548.18
$19,262.20      $616,810.38

Memo:
   Principal Difference                       ($46,121.97)
($1,672.83)     ($47,794.80)
   Interest Difference                         $643,670.15
$20,935.03     $664,605.18
   Total                                       $597,548.18
$19,262.20     $616,810.38

                   Fleetwood Credit Receivables Corp.
                  FLEETWOOD CREDIT 1997-B GRANTOR TRUST

                         Servicer's Certificate
                     For the Month of December, 1997

Determination of the Servicer Letter of Credit Amount

     Number of Contracts - End of Month                   (45)
          N/A

     Original number of contracts                         (46)
          N/A

     Percent of Original Contracts remaining
          [((45)/(46))x100]                               (47)
          N/A

     Original Servicer Letter of Credit Amount            (48)
   $      N/A

     Revised Servicer Letter of Credit Amount
          [Lessor of [(48)x(47) or the Beginning
          Pool Balance (1)]                               (49)
   $      N/A

     Prior Month Servicer Letter of Credit Amount
          [Previous Month (49)]                           (50)
   $      N/A

     Servicer Letter of Credit Fee                        (51)
   $      N/A

Yield Supplement Amount

     Receivables with coupon rates below 7.90%
          Principal Outstanding                           (52)
   $      N/A

          Number of receivables                           (53)
          N/A

          Interest on the Receivables at their APR        (54)
   $      N/A

          Interest due on the Receivables at the
              Pass-Through Rate                           (55)
   $      N/A

          Yield Supplement Amount [(54)-(55)]             (56)
   $      N/A

Defaulted Receivables

     Amount of principal and accrued interest due from
          Obligors on Defaulted Receivables
               Principal                                  (A1)$
153,059.43
               Interest                                   (A2)
  1,683.89
               Expense                                    (A3)
    460.00

                       Total                              (A) $
155,203.32

          Less:   Liquidation Proceeds                    (B) $
105,264.63

     Realized Loss  [(A1)+(A2)-(B)]                       (C) $
 49,478.69

     Cumulative Losses  (Including Expenses)              (D) $
114,032.76

     Cumulative Loss Percentage  [(D)/$350,000,000.00]
      0.03%
          (Less than 1.5% ?)
/TABLE

                          Fleetwood Credit Receivables Corp.
                        FLEETWOOD CREDIT 1997-B GRANTOR TRUST
                               Servicer's Certificate
                          For the Month of December, 1997

Reconciliation of Reserve Fund


    Beginning Reserve Fund Balance                        (57) $
 4,733,009.60

        Plus:  Excess Amounts from Seller                (57a)
   616,810.38
        Plus:  Investment Earnings                       (57b)
    24,686.59
        Less:  Reserve Fund Payments                      (58)
         0.00
        Plus: Negative Carry Investment Earnings         (58b)
         0.00
                    Subtotal Reserve Fund                      $
 5,374,506.57
        Plus:  Beginning Negative Carry Balance          (58a)
         0.00
        Less:  Payment from Negative Carry               (58c)
         0.00

        Ending Negative Carry Balance                    (58d)
         0.00

    Reserve Fund Prior to Payments to Seller              (59) $
 5,374,506.57

    Required Reserve Fund Balance:
        (Lesser of 1 or 2)

    (1) Greater of:  $3,500,000 or 1.75% of the Ending Pool
Balance
        (Class A and Class B Certificate Balances), but not greater than the Ending Pool Balance  (unless the Cumulative Loss
         Percentage exceeds 1.5%), or (2);

    (2) (18% - Subordination Fraction) x the Ending Pool Balance
           NA

    Required Amount                                       (60) $
 5,693,116.12

    Amount of Excess Reserve released  [(59)-(60)]        (61) $
         0.00
        (No Release to be made during Pre-funding period)


    Ending Reserve Fund Balance to be invested(including   (62) $
 5,374,506.57
         Negative Carry Balance)


    Reserve Fund Balance as a Percent
            of the Ending Pool Balance                     (63)
        1.65%

    Interest Income on Reserve Fund for December, 1997
          from The Chase Manhattan Bank                    (64) $
    24,686.59

    Interest Income on Negative Carry Balance for          (65) $
         0.00
          December, 1997 from The Chase Manhattan Bank
/TABLE

                            Fleetwood Credit Receivables Corp.
                          FLEETWOOD CREDIT 1997-B GRANTOR TRUST
                                  Servicer's Certificate
                              For the Month of December, 1997


Reconciliation of Net Payment to the Trustee

Available Funds                                                 $
 7,922,189.91
   Servicing Fees
($275,487.73)
Total Available Funds                                           $
 7,646,702.18

Total payments to Class A                                       $
 6,781,519.43
Total payments to Class B                                       $
   248,372.37

Reserve Fund:
    Excess from Seller [(57a)]                                  $
   616,810.38
    Reserve Fund Payments [(58)]                                $
         0.00
Gross payment to the Trustee                                    $
 7,646,702.18

Amounts Held by Trustee:
    Less: Amount released from Reserve Fund
          in excess of $3,500,000 (Net of Reserve Fund payment) $
         0.00
          or 1.75% of the Ending Pool Balance (Net of Reserve
          Fund Payment)

    Less:  Balance of Prefunded Account payable
                 to Certificateholders
         0.00

           Less:  Amount paid from Negative Carry
                         Balance [(58c)]
         0.00
           Less:  Amount paid from Pre-Funded
                         Amount Earnings [(72)]
         0.00
           Total Other Collected Interest      (9a)
         0.00

Total Amount Held by Trustee
$          0.00

Net payment to the Trustee
$ 7,646,702.18


Reconciliation of Pre-Funding Account

Beginning Pre-Funded Amount                    (70)
         0.00
        [Prior Month (74)]

    Less:  Amount applied to the purchase of
                 Subsequent Receivables        (71)
         0.00
    Plus:  Earnings on Pre-Funded Amount       (72)
         0.00
    Less:  Payment of Earnings                 (73)
         0.00

Ending Pre-Funding Amount                      (74)
         0.00

Account Activity
       Number of Accounts - Beginning of Month
       13,820
            Less:  Account Paid Off / Repurchased
          140

            Plus:  Accounts in Collateral Addition
            0

      Number of Accounts - End of Month
       13,680

Non-Accrual Accounts - End of Month
      Number of Non-Accrual Accounts
           11

      Aggregate Principal Balance Outstanding
  $351,727.74

                       Fleetwood Credit Receivables Corp.
                     FLEETWOOD CREDIT 1997-B GRANTOR TRUST
                             Servicer's Certificate
                        For the Month of December, 1997

Delinquent Accounts
   Period of Delinquency        Units       Amount   Percent of
Pool
   30 - 59 days                    37  $801,978.93
0.25%
   60 - 89 days                     6    63,168.56
0.02%
   90 days or more                  4    62,155.77
0.02%
        Total                      47  $927,303.26
0.29% (A)

   Repossession Inventory          11  $351,727.74
0.108% (B)

Delinquency Percentage

Quarter
                                  OCT      NOV      DEC
Total (Avg)
   90 days or more  (000)       $  0.0    $ 0.0    $62.2
$20.7

   Repossession Inventory (000) $259.9    $221.3   $351.7
$277.6

   Total                        $259.9    $221.3   $413.9
$298.4(A)

   Ending Pool Balance (mils)   $336.4    $330.6   $325.3
$330.8(B)

   Delinquency Percentage (A)/(B)
0.09%

Realized Loss Analysis

Quarter
                                  OCT      NOV      DEC
Total
Realized Losses/(Recoveries)(X)
 [(A1+(A2)-(B)]  (000)          $ 25.2    $ 38.9   $49.5
$113.6(Sum)

Beginning Pool Balance(mils)(Y) $343.9    $336.4   $330.6
$337.0(Avg)

Realized Loss Percentage
 (Less than 1.5%?)  [((X)/(Y))*4]
0.13%

Realized Losses Since Inception                              $
113,572.76
  (less than $5,250,000 ?)
Change in Realized Losses                                    $
49,478.69

Proceeds from Insurance and Dealer Repurchases

   Proceeds received during the month from
        physical damage insurance
$0.00

   Proceeds received during the month from Dealer
        repurchase obligations relating to Defaulted Receivables
$0.00